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                                                                   EXHIBIT 23(b)







                       CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) and related prospectuses pertaining to the Community First Bankshares, Inc. 1996 Stock Option Plan and the Community First Bankshares, Inc. 401(k) Retirement Plan (the "Registration Statement") of our reports (a) dated January 22, 1998, with respect to the consolidated financial statements and schedules of Community First Bankshares, Inc. incorporated by reference in its Annual Report, as amended, on Form 10-K/A No. 1 (the "Annual Report") for the year ended December 31, 1997 and (b) dated June 27, 1997, with respect to the financial statements and schedules of the Community First Bankshares, Inc. 401(k) Retirement Plan (the "Plan") included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

     We also consent to the incorporation by reference in the Registration Statement of our report dated September 19, 1997, with respect to the financial statements of KeyBank National Association (Wyoming), included in the Annual Report.

                                   /s/ ERNST & YOUNG LLP





Minneapolis, Minnesota
May 6, 1998